RATIFICATION AND JOINDER

                                       OF

                          ROYSTONE GAS PROCESSING PLANT

            FACILITY CONSTRUCTION, OWNERSHIP AND OPERATING AGREEMENT

                             AND RELATED AGREEMENTS


         THIS RATIFICATION AND JOINDER OF ROYSTONE GAS PROCESSING PLANT FACILITY CONSTRUCTION, OWNERSHIP AND OPERATING AGREEMENT (this "Ratification Agreement") is entered into effective as of September 30, 1999 by and among Upstate Energy Inc., a New York corporation ("Buyer"), Elkhorn Operating Company, an Oklahoma corporation ("Operator"), and Five Oaks, Inc., an Oklahoma corporation ("Five Oaks"); and

         WHEREAS, Operator, Five Oaks and Tenneco Gas Processing Company entered into that certain Roystone Gas Processing Plant Facility Construction, Ownership and Operating Agreement dated effective as of November 1, 1994 (the "Operating Agreement"); and

         WHEREAS, El Paso Field Services Company, a Delaware corporation ("Seller") is the successor in interest to Tenneco Gas Processing Company; and

         WHEREAS, Buyer has acquired an undivided fifty (50%) percent interest in the Roystone Plant, as more fully described in that certain Purchase and Sale Agreement between Seller and Buyer dated as of September 30, 1999; and

         WHEREAS, Seller, Five Oaks and National Fuel Gas Supply Corporation ("National Fuel") entered into a Gas Processing Contract dated as of October 17, 1994, as amended by two letter agreements dated as of October 17, 1994, an additional letter agreement dated July 10, 1998 and by an amendment dated August 1, 1998 (collectively, the "Gas Processing Agreement"); and

         WHEREAS, Seller, Five Oaks and National Fuel entered into a Facility Land Lease and Easement Agreement dated as of October 17, 1994, as amended on August 1, 1998 (collectively the "Lease");

         NOW, THEREFORE, for good and valuable consideration of the mutual promises exchanged herein, Buyer hereby agrees with Operator and Five Oaks as follows:

         1. Buyer hereby ratifies, adopts and approves the terms of the Operating Agreement, the Gas Processing Agreement as amended, and the Lease as amended, and consents to the release of the Guarantee which was Attachment 6 to the Gas Processing Agreement.

         2. Operator and Five Oaks hereby consent, for all purposes, to the substitution of Buyer for Seller with respect to the Operating agreement, the Gas Processing Agreement as amended, and the Lease as amended, and consent to the release of the Guarantee which was Attachment 6 to the Gas Processing Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Ratification and Joinder Agreement as of the date first written above.


                                           UPSTATE ENERGY INC.

                                           By:  /s/ James A. Beck
                                                -----------------

                                           Name:  James A. Beck
                                                  -------------

                                                            President
                                           Title:_______________________



                                           ELKHORN OPERATING COMPANY

                                           By:  /s/ Thomas H. Rinehart
                                                ----------------------

                                           Name:    Thomas H. Rinehart
                                                    ------------------

                                           Title:      OWNER
                                                   -------------------


                                           FIVE OAKS, INC.

                                           By:  /s/ Thomas H. Rinehart
                                                ----------------------

                                           Name:    Thomas H. Rinehart
                                                    ------------------

                                           Title:    PRESIDENT
                                                    ------------------



a\daj\roystone\ratification